CERTIFICATE

     The undersigned Marcus E. Woods, hereby certifies that he is

Secretary of IPALCO Enterprises, Inc., an Indiana corporation,

and as such he has custody of the records and seal of said

Corporation; that at a duly constituted meeting of the Board of

Directors of said Corporation held November 30, 1993, the

following resolution was duly adopted and is now in full force and effect:


               RESOLVED, that effective January 1, 1994, the IPALCO Enterprises, Inc. Unfunded Deferred Compensation Plan for Directors be, and the same hereby is, amended by deleting Paragraph (10) and Paragraph (11) thereof and replacing them with the following paragraph, to wit:

          "(10)     The term "Current Interest Rate" shall mean
               the rate in effect on December 31 of each calendar year that is equal to Indianapolis Power & Light Company's ("IPL's") cost of capital as determined by the Indiana Utility Regulatory Commission in IPL's last general retail electric rate order, unless otherwise determined by this Board of Directors."

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Corporation this 1st day of February, 1994.




                                    /s/ Marcus E. Woods
                                   ---------------------------
                                   Marcus E. Woods, Secretary


(SEAL)